SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 2, 2003

Adolor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26929	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 2, 2003, Adolor Corporation (the “Company”) announced the results of its first Phase 3 clinical trial (14CL302) for its product candidate alvimopan in the management of postoperative ileus. The press release issued by the Company concerning the announcement is attached to this Report as Exhibit 99.1.

The Company hosted a conference call and slide presentation at 8:45 a.m. Eastern Standard Time on April 2, 2003 to discuss the results of the clinical trial. The slides presented are attached to this Report as Exhibit 99.2.

Item 7(c). Exhibits.

99.1 Press release of the Company, dated April 2, 2003.
99.2 Slides related to Phase 3 clinical trial 14CL302.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION
By: /s/ Bruce A. Peacock Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: April 2, 2003